        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 38 to Registration
Statement No. 2-73969 of Panorama Series Fund, Inc. on Form N-1A of our
reports dated February 11, 2005, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights"
in the Prospectuses, which are also part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
April 25, 2005